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                                                                   Exhibit 10.28

               2000 DUN & BRADSTREET CORPORATION REPLACEMENT PLAN
           FOR CERTAIN EMPLOYEES HOLDING DUN & BRADSTREET CORPORATION
                              EQUITY-BASED AWARDS

1.   PURPOSE OF THE PLAN

          The purpose of the 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards (the "Plan") is to provide for the granting of replacement awards to New D&B Employees (as defined below), Moody's Employees (as defined below) and Former Employees (as defined below) whose outstanding awards under the D&B Plans will be adjusted pursuant to the Spinoff (as defined below). It is the intention of the Company that the terms of the replacement awards will (i) together with awards adjusted by D&B, substantially preserve the value of the adjusted D&B awards and (ii) except as specifically provided herein, remain substantially identical to the terms of the adjusted D&B awards.

2.   DEFINITIONS

          The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

          A. Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

          B. Awards: Replacement options, replacement stock appreciation rights, replacement shares of restricted stock, replacement performance share awards and replacement special performance share grant awards granted pursuant to the Plan.

          C. Beneficial Owner: As defined in rule 13d-3 under the Act (or any successor rule thereto).

          D. Board: The Board of Directors of the Company.

          E. Change in Control: The occurrence of any of the following events:

               (i) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% (30% with respect to Section 12(a)) or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period

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               constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(E)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20% (50% with respect to Section 12(a)) or more of the combined voting power of the then outstanding securities of the Company or such surviving entity; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          F. Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

          G. Committee: The Compensation and Benefits Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

          H. Company: The New D&B Corporation, a Delaware corporation to be renamed "The Dun & Bradstreet Corporation" after the Spinoff.

          I. Company Price: As such term is defined in Section 7(a) of the Plan.

          J. D&B: The Dun & Bradstreet Corporation, a Delaware corporation to be renamed the "Moody's Corporation" after the Spinoff.

          K. D&B Performance Share Award: As such term is defined in Section 9(a) of the Plan.

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     L. D&B Plans: The Employee Plan, the Replacement Plan, the Option Award
and the Restricted Stock Award.

     M. D&B Restricted Stock: As such term is defined in Section 10 of the Plan.

     N. D&B Special Performance Share Grant Award: As such term is defined in
Section 9(b) of the Plan.

     O. D&B Stock Option: As such term is defined in Section 7(a) of the Plan.

     P. D&B SAR: As such term is defined in Section 8(a) of the Plan.

     Q. Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether an Eligible Holder has suffered a Disability shall be made by the Committee, with respect to a New D&B Employee, and by the Moody's Board with respect to a Moody's Employee based upon such evidence as it deems necessary and appropriate. An Employee shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee or the Moody's Board, as the case may be, in its sole discretion, may require.

     R. Effective Date: The date as of which the Spinoff is effective.

     S. Eligible Holders: A New D&B Employee, Former Employee and a Moody's Employee.

     T. Employee Plan. The 1998 Dun & Bradstreet Corporation Key Employees' Stock Incentive Plan.

     U. Fair Market Value: On a given date, the average of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

     V. Former Employees: Certain former employees of D&B and its Subsidiaries whose awards under the D&B Plans were adjusted pursuant to the Spinoff.


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     W.   Moody's Board: The Board of Directors of D&B as of the Effective Date.

     X. Moody's Change in Control: The occurrence of any of the following events:

          (v) any "Person" as such term is used in Section 13(d) and 14(d) of the Act (other than D&B, any trustee or other fiduciary holding securities under an employee benefit plan of D&B, or any company owned, directly or indirectly, by the stockholders of D&B in substantially the same proportions as their ownership of stock of D&B), becomes the Beneficial Owner, directly or indirectly, of securities of D&B representing 20% (30% with respect to Section 12(a)) or more of the combined voting power of D&B's then outstanding securities.

          (vi) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Moody's Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with D&B to effect a transaction described in Sections 2(X)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including D&B) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or
          (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of D&B representing 10% or more of the combined voting power of D&B's securities) whose election by the Moody's Board or nomination for election by D&B's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (vii) the stockholders of D&B approve a merger or consolidation of D&B with any other corporation, other than a merger or consolidation
          (A) which would result in the voting securities of D&B outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of D&B or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person would hold 20%)(50% with respect to Section 12(a)) or more of the combined voting power of the then outstanding securities of D&B or such surviving entity; or

          (viii) the stockholders of D&B approve a plan of complete liquidation of D&B or an agreement for the sale or disposition by D&B of all or substantially all of D&B's assets.

    Y. Moody's Committee: The Compensation and Benefits Committee of the Moody's Board or any successor thereto or other Committee designated by the Moody's Board to assume the obligations of the Moody's Committee hereunder.
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     Z. Moody's Employees: Certain employees of D&B and its Subsidiaries whose awards under the D&B Plans were adjusted pursuant to the Spinoff.

     AA. New D&B Employees: Certain employees of the Company and its Subsidiaries whose awards were adjusted under the D&B Plans pursuant to the Spinoff.

     BB. New D&B Restricted Stock: As such term is defined in Section 10 of the Plan.

     CC. Option: A stock option granted pursuant to Section 7 of the Plan.

     DD. Option Award: The D&B Stock Option awarded to the Chairman and Chief Executive Officer of the Company pursuant to his employment agreement dated May 15, 2000.

     EE. Person: As such term is used in Section 13(d) or 14(d) of the Act (or any successor section thereto).

     FF. Plan: The 2000 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards.

     GG. Replacement Plan: The 1998 Dun & Bradstreet Corporation Replacement Plan for Certain Employees Holding Dun & Bradstreet Corporation Equity-Based Awards.

     HH. Restricted Stock Award: The D&B restricted stock awarded to the Chairman and Chief Executive Officer of the Company pursuant to his employment agreement dated May 15, 2000.

     II. Shares: Shares of common stock, par value $.01 per share, of the Company.

     JJ. Spinoff: The distribution of the Shares to the public shareholders of D&B.

     KK. Spinoff Date: The date on which the Shares are first distributed to the public shareholders.

     LL. Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

     MM. Termination of Employment: With respect to a New D&B Employee, termination of employment with the Company and its Subsidiaries and with respect to a Moody's Employee, termination of employment with D&B and its Subsidiaries.

3. STOCK SUBJECT TO THE PLAN

     The total number of shares of common stock of the Company ("Shares") which may be issued under the Plan is equal to the aggregate number of Shares to be issued as replacement awards, as calculated pursuant to this Plan. The Shares may consist, in whole or in part, of unissued Shares or treasury shares. After the initial grant of Awards, no further grant
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shall be made under the Plan.

4. ADMINISTRATION

     The Committee shall administer the Plan; provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the Awards to be granted, to interpret the Plan and the Awards granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and the Awards and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all Eligible Holders. The Committee shall require payment of any amount the Company may determine to be necessary or appropriate to withhold for federal, state, local or other taxes as a result of the payment or exercise of an Award.

5. ELIGIBILITY

     Only Eligible Holders shall receive grants of Awards under the Plan. The granting of an Award under the Plan shall impose no obligation on D&B, the Company or any Subsidiary to continue the employment of an Eligible Holder and shall not lessen or affect the right to terminate the employment of such Eligible Holder.

6. LIMITATIONS

     Options hereunder shall only be granted in replacement of D&B Stock Options (as defined in Section 7(a) of the Plan) held by Eligible Holders immediately prior to the Spinoff Date.

7. TERMS AND CONDITIONS OF STOCK OPTIONS

     Stock options granted under the Plan shall be nonqualified, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

     (a) Generally. Except as provided in Section 7(b), as of the Spinoff Date, each unexercised stock option held by an Eligible Holder that was granted under the D&B Plans (a "D&B Stock Option") shall be adjusted, and such Eligible
Holder shall receive a replacement stock option pursuant to this Plan. The number of Shares covered by each replacement stock option shall be determined by multiplying (i) the number of shares of D&B common stock covered by the adjusted D&B Stock Option by (ii) fifty percent and rounding down the result to a whole number of shares. The option price of each replacement stock option shall be determined by multiplying (i) the trading price of the Company as of the last trade "when issued" immediately prior to the Spinoff Date (the
"Company Price") by a fraction (the "Conversion Ratio"), the numerator of which is the original option price of the corresponding D&B Stock Option, and the denominator of which equals the trading price of D&B as of last trade "regular way" immediately prior to the Spinoff Date (the "D&B Price") rounded down to the nearest ten thousandth of a cent. Unless otherwise specified in this Plan, all other terms of the replacement
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stock options shall remain substantially identical to those of the adjusted D&B
Stock Options as set forth in the D&B Plans and related option agreement(s).

     (b) Other Stock Options. As of the Spinoff Date, the Option Award shall be cancelled, and the holder thereof shall receive a replacement stock option pursuant to this Plan. The number of shares subject to the replacement stock option shall equal (i) the number of shares subject to the cancelled stock option multiplied by (ii) a fraction, the numerator of which is the D&B Price, and the denominator of which is the Company Price, rounded down to a whole number of shares. The option price of the replacement stock option shall be determined by multiplying the option price of the cancelled stock option by a fraction, the numerator of which is the Company Price and the denominator of which is the D&B Price, rounded down to the nearest whole cent. Unless otherwise specified in this Plan, all other terms of the replacement stock option shall remain substantially identical to those of the cancelled stock option.

     (c) Exercisability. Except as set forth in the Plan, stock options granted under the Plan shall have substantially identical terms as those of the stock options originally granted under the D&B Plans; provided, however, that in no event shall a replacement stock option be exercisable more than ten years after the date the original option was granted under the D&B Plans.

     (d) Exercise of Stock Options. Except as otherwise provided in the Plan or the option, a stock option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The purchase price for the Shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the Eligible Holder (i) in cash or its equivalent (e.g., a check), (ii) in Shares of the Company having a fair market value equal to the option price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (iii) partly in cash and partly in such Shares of the Company or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the Shares being purchased. The Committee may permit the Eligible Holder to elect, subject to such terms and conditions as the Committee shall determine, to have the number of Shares deliverable to the Eligible Holder as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of the option. No Eligible Holder shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an option until the Eligible Holder has given written notice of exercise of the option, paid in full for such Shares and, if requested, given the representation described in Paragraph 7(f) of the Plan.

     (e) Exercisability Upon Termination of Employment. Upon an Eligible Holder's Termination of Employment by reason of death, Disability, Retirement (as defined in the D&B Plan under which the original stock option was granted; provided, however, that, if applicable such determination shall be made by the Committee or the Moody's Committee, as the case may be) or by the employer or by the Eligible Employee for any reason, the option thereafter may be exercised pursuant to the terms of the D&B Plan under which the original stock option was granted.

     (f) Additional Agreements of Eligible Holder and Restrictions on Transfer. With respect to stock options granted under the Replacement Plan: (i) the Committee may require each


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person purchasing Shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the Shares are being acquired without a view to distribution thereof (the certificates for Shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers); (ii) the Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of Shares acquired through the exercise of such option as it may deem fit; and (iii) without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of Shares acquired through the exercise of options for such periods as the Committee may determine and, further, upon a Termination of Employment during the period in which such Shares are nontransferable, the Eligible Holder may be required, if required by the related option agreement, to sell such Shares back to the Company at such price and on such other terms as the Committee may have specified in the option agreement.

     (g) Nontransferability of Stock Options. Except as otherwise provided in this Paragraph 7(g), a stock option shall not be transferable by the Eligible Holder otherwise than by will or by the laws of descent and distribution and during the lifetime of an Eligible Holder an option shall be exercisable only by the Eligible Holder. An option exercisable after the death of an Eligible Holder or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Eligible Holder or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an Eligible Holder to be on terms which permit irrevocable transfer for no consideration by such Eligible Holder to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Eligible Holder, trusts for the exclusive benefit of these persons, and any other entity owned solely by these persons ("Eligible Transferees"), provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (y) subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Paragraph 7(g). The Committee may, in its discretion amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Paragraph 7(e) hereof shall continue to be applied with respect to the original Eligible Holder, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Paragraph 7(e). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Eligible Holders eligible to transfer options, as well as to make other determinations with respect to option transfers.

8.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

          Stock appreciation rights (including limited stock appreciation rights) granted under the Plan shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
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     (a)  Generally. Except as provided in Section 8(b), as of the Spinoff Date, each unexercised stock appreciation right (including a limited stock appreciation right) held by an Eligible Holder that was granted under the D&B Plans (a "D&B SAR") shall be adjusted, and such Eligible Holder shall receive a replacement stock appreciation right pursuant to this Plan. The number of shares covered by each replacement stock appreciation right shall be determined by multiplying (i) the number of shares of D&B common stock covered by the adjusted D&B SAR by (ii) fifty percent and rounding down the result to a whole number of shares. The exercise price of each replacement stock appreciation right shall be determined by multiplying the Company Price by the Conversion Ratio. Unless otherwise specified in this Plan, all other terms of the replacement stock appreciation rights shall remain substantially identical to those of the adjusted D&B SARs as set forth in the applicable D&B Plans and related D&B SAR agreement(s).

     (b) Other Replacement Stock Appreciation Rights. As of the Spinoff Date, the limited stock appreciation right granted in tandem with the Option Award shall be cancelled, and the holder thereof shall receive a replacement limited stock appreciation right pursuant to this Plan. The number of shares subject to the replacement limited stock option shall equal (i) the number of shares subject to the cancelled limited stock appreciation right multiplied by (ii) a fraction, the numerator of which is the D&B Price, and the denominator of which is the Company Price, rounded down to a whole number of shares. The exercise price of the replacement limited stock appreciation right shall be determined by multiplying the exercise price of the cancelled limited stock appreciation right by a fraction, the numerator of which is the Company Price and the denominator of which is the D&B Price, rounded down to the nearest whole cent. Unless otherwise specified in this Plan, all other terms of the replacement limited stock appreciation right shall remain substantially identical to those of the cancelled limited stock appreciation right.

     (c)  Terms.    Each stock appreciation right shall entitle an Eligible
Holder to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one Share over the exercise price per Share times the number of Shares covered by the stock appreciation right, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the stock appreciation right is being exercised. No fractional Shares will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

     (d) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by replacement limited stock appreciation rights granted pursuant to Paragraphs 8(b) and 8(e) or contemplated by the provisions of Paragraph 12, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.

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     (e)  Replacement Limited Stock Appreciation Rights. The Committee shall grant replacement limited stock appreciation rights in substantially the same manner in which replacement stock appreciation rights are awarded pursuant to this Section 8 of the Plan. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

9.   PERFORMANCE SHARE AWARDS.

     (a) Generally. As of the Spinoff Date, each performance share award granted to a New D&B Employee under the D&B Plans (a "D&B Performance Share Award") shall be cancelled, and such New D&B Employee shall receive a replacement performance share award opportunity pursuant to the Plan. The replacement performance share award opportunity shall equal (i) a number of Shares determined by multiplying the number of shares of D&B common stock covered by the original D&B Performance Share Award by fifty percent and rounding down the result to a whole number of shares and (ii) a cash payment opportunity equal to the Fair Market Value (as of the date the award is approved) of a number of shares of D&B equal to the number of shares of D&B common stock covered by the original D&B Performance Share Award. Actual award of the replacement performance share award opportunity will be made at the conclusion of the original performance period based on performance results versus originally established performance parameters. Unless otherwise specified in this Plan, all other terms of the replacement performance share award opportunity shall remain substantially identical to those of the adjusted D&B Performance Share Award as set forth in the D&B Plans and related award agreement(s).

     (b) Special Performance Share Grant Awards. As of the Spinoff Date, each special performance share grant award that is based on the appreciation of the fair market value of a share of common stock of D&B against the appreciation in the fair market value of the shares of stock of the companies that comprise the S&P 500 granted to a New D&B Employee under the D&B Plans (a "D&B Special Performance Share Grant Award") shall be cancelled, and each New D&B Employee shall receive a replacement special performance share grant award pursuant to this Plan. Each replacement special performance share grant award shall equal
(i) the number of shares subject to the cancelled D&B Special Performance Share Grant Award multiplied by (ii) a fraction, the numerator of which is the D&B Price, and the denominator of which is the Company Price, rounded down to a whole number of shares. Unless otherwise specified in this Plan, all other terms of each replacement special performance share grant award shall remain substantially identical to those of the cancelled D&B Special Performance Share Grant Award as set forth in the applicable D&B Plans and related award agreements.

10.  TERMS AND CONDITIONS OF RESTRICTED STOCK.

          As of the Spinoff Date, restricted stock held by an Eligible Holder that was granted under the D&B Plans ("D&B Restricted Stock") and restricted stock received by an Eligible Holder as a result of the Spinoff ("New D&B Restricted Stock") shall be forfeited, and such Eligible Holder shall receive replacement shares of Company restricted stock pursuant to this Plan. The number of shares of Company restricted stock shall equal (i) the number of shares of forfeited D&B Restricted Stock multiplied by (ii) a fraction, the numerator of which is the D&B Price, and the denominator of which is the Company Price, rounded down to a whole number of shares. Unless otherwise specified in this Plan, all other terms of the replacement
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restricted stock shall remain substantially identical to those of the forfeited
D&B Restricted Stock as set forth in the applicable D&B Plans.

11.  TRANSFERS AND LEAVES OF ABSENCE

          For purposes of the Plan: (a) a transfer of an employee of the Company or D&B from the Company or D&B, as the case may be, to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) of the Company or D&B, as the case may be, or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized in writing by the Company or D&B, as the case may be, for military service or sickness or for any other purpose approved by the Company or D&B, as the case may be, if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company or D&B, as the case may be, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.

12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR OTHER EVENTS

     (a) With respect to Awards originally granted under the Replacement Plan:

          (i) Generally. Upon changes in the Shares by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of Shares, separation, reorganization or liquidation, the number and class of Shares available under the Plan as to which stock options or stock appreciation rights may be granted (both in the aggregate and to any one Eligible Holder), the number and class of Shares under each option and the option price per Share and the terms of stock appreciation rights and the number shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

          (ii) Change in Control. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an Eligible Holder shall be entitled to options on that number of shares of stock in the new corporation which the Eligible Holder would have received had the Eligible Holder exercised all of the unexercised options available to the Eligible Holder under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the Eligible Holder also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of common stock of the Company to sell or exchange such common stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding common stock of the Company or (b) such lesser percentage of the outstanding common stock which the Committee in its sole discretion determines will materially adversely affect the market value of the common stock after the tender or exchange offer, the Committee shall, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, with respect to stock options and stock appreciation rights, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for common stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of Shares subject to option shall be the number of Shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the Eligible Holder if the option had been exercised in full prior to such transaction or expiration date and the Eligible Holder had exchanged all of such Shares in the transaction or sold or exchanged all of such Shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted.

          (iii) Moody's Change in Control. Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Moody's Change in Control, the Moody's Committee may accelerate the time of exercise so that all stock options and stock appreciation rights held by a Moody's Employee which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights.

     (b)  With respect to Awards originally granted under the Employee Plan:

          (i) Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall make such substitution or adjustment, if any, as it, in its sole discretion and without liability to any person, deems to be equitable, as to (A) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (B) the Option Price and/or (C) any other affected terms of such Awards.
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               (ii) Change in Control. In the event of a Change in Control, (A)
               each Option and stock appreciation right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person may provide for (1) the payment of a cash amount in exchange for the cancellation of such Award and/or (2) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control, (B) restrictions on Awards of restricted stock shall lapse and (C) performance share awards and special performance share awards shall become payable as if targets for the current period were satisfied at 100%.

               (iii) Moody's Change in Control. In the event of a Moody's Change in Control, (A) each Option and stock appreciation right held by a Moody's Employee shall become immediately vested and exercisable; (B) restrictions on Awards of restricted stock held by Moody's Employees shall lapse and (C) performance share awards and special performance share awards shall become payable as if targets for the current period were satisfied at 100%.

13.  AMENDMENTS

          The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Eligible Holder under any award theretofore granted, without the Eligible Holder's consent, or which, without the approval of the shareholders of the Company, would:

     (a) Except as is provided in Paragraph 12 of the Plan, increase the total number of Shares reserved for the purposes of the Plan.

     (b) Decrease the option price to less than 100% of fair market value on the date of grant of the original option under the D&B Plans.

     (c) Change the employees (or class of employees) eligible to receive awards under the Plan.

     (d) Materially increase the benefits accruing to employees participating under the Plan.

14.  EFFECTIVENESS OF THE PLAN AND AMENDMENTS

          The Plan shall be effective as of the Spinoff Date.